Exhibit 99.1

USA TRUCK APPOINTS JAMES D. REED AS CHIEF FINANCIAL OFFICER

Brings 20 Years of Multi-Faceted Experience in Trucking, Logistics, Finance and Business Development

VAN BUREN, ARK. – October 27, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced the appointment of James D. Reed as chief financial officer effective November 1, 2016.

Mr. Reed joins USA Truck from Interstate Distributor Company, a Tacoma, WA-based trucking company serving major markets throughout the U.S. and Western Canada, where he served as CFO of Interstate (an asset-based trucking business) and as president of its subsidiary Interstate Distributor Logistics. As CFO, Mr. Reed was responsible for all accounting, financial planning and analysis and IT, and led Interstate’s strategic planning process. Mr. Reed joined Interstate in 2012 and served for a time as its senior vice president, sales, with full accountability for the company’s revenue growth and strategic account development.

USA Truck President and CEO Randy Rogers commented, “We are delighted to have James join our team. We expect his unique blend of experience in trucking, logistics, finance and business development to be of great assistance in accelerating our execution of the various initiatives underway that will enhance USA Truck’s operations and financial results. Over more than two decades and in many different industries and disciplines, James has proven his ability to partner with operations to drive operational excellence and deliver consistent results. His extensive experience includes 15 years of leading finance in public companies, including as CFO of Mikron Industries, where he smoothly integrated a family-held private company into a public organization.”

Prior to joining Interstate, Mr. Reed was senior director, finance and division CFO for EMC Corporation, where he led the integration of Isilon Systems, Inc.’s financial systems and financial reporting with EMC’s.

Mr. Reed began his career with Intel Corporation in 1997 after earning an M.B.A. and a B.A. from Brigham Young University.

In connection with Mr. Reed's appointment as chief financial officer of USA Truck, and as an inducement material to Mr. Reed's acceptance of employment with USA Truck, the Executive Compensation Committee of the Board of Directors approved the following equity grants to Mr. Reed as inducement awards under Nasdaq Listing Rule 5635(c)(4) outside of the USA Truck's 2014 Omnibus Incentive Plan: (i) a grant of restricted shares of USA Truck common stock equal to $150,000, based upon the closing price of USA Truck's common stock on the date Mr. Reed's employment begins, one-half of which will vest upon residency in the Ft. Smith/Van Buren, Arkansas area and one-half of which will vest on June 30, 2017, and (ii) participation in USA Truck's Management Bonus Plan for 2017, with (x) a grant of restricted shares at target equal to 30% of annual base salary for 2017, with vesting conditioned upon achievement of performance goals, with a performance period of January 1, 2017 through December 31, 2017, and subject to additional time-based vesting and (y) a grant of restricted shares at target equal to 60% of annual base salary for 2017, with vesting conditioned upon achievement of performance goals, with a performance period of January 1, 2017 through December 31, 2019, in each case, subject to continued employment and certain other vesting and forfeiture provisions.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements concerning expected financial and operating improvements and management capability, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

About USA Truck

USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the "Financial Releases" tab of the "Investors" menu.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact

Randy Rogers, President and CEO

USA Truck, Inc.

(479) 471-6590

randy.rogers@usa-truck.com

Investor Relations Contact

Harriet Fried / Jody Burfening

LHA

(212) 838-3777

hfried@lhai.com